Exhibit 10(yy)

                     AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

            This AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (this "Amendment No. 4"), dated as of October 1, 2002 (the "Effective Date of Amendment No. 4"), between SIGA Technologies, Inc., a Delaware corporation (the "Corporation"), and Dr. Dennis E. Hruby ("Hruby"), amends and waives certain provisions of the Employment Agreement, dated as of January 1, 1998, as amended by the Amendment, dated as of October 18, 1999, Amendment No. 2, dated as of June 13, 2000, and Amendment No. 3, dated as of January 31, 2002, between the Corporation and Hruby (the "Existing Agreement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Existing Agreement.

            WHEREAS, under the Existing Agreement, the Initial Term ends on December 31, 2002; and

            WHEREAS, the Corporation and Hruby desire to amend the Existing Agreement as provided in this Amendment No. 4.

            NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending legally to be bound, hereby agree as follows:

            1. Section 2 of the Existing Agreement (referenced as "Paragraph 1" in the Amendment No. 2, dated as of June 13, 2000) shall be amended to read in its entirety as follows:

                  2. Employment for Term. The Corporation hereby employs Hruby and Hruby hereby accepts employment with the Corporation for the period beginning on the date of this Agreement and ending December 31, 2005 (the "Initial Term"), or upon the earlier termination of the Term pursuant to
      Section 7. The foregoing notwithstanding, the Corporation shall have the right to terminate Hruby's employment under the Agreement upon 1 year written notice and such termination will be treated as Termination with Cause pursuant to Section 8 of this Agreement. The termination of Hruby's employment under this Agreement shall end the Term but shall not terminate Hruby's or the Corporation's other agreements in this Agreement, except as otherwise provided herein.

            2. Section 4(a) of the Existing Agreement shall be amended to add the following sentence at the end thereof:

      From and after the closing date of the Corporation's financing contemplated by that certain Private Placement Memorandum, dated July 24, 2002 relating to the sale by the Corporation of certain units consisting of Common Stock and Warrants to purchase Common Stock, the Base Salary shall be not less than $210,000 per annum, and the Corporation shall make the appropriate adjustments to its payroll.

            3. Subsection 4(d) of the Existing Agreement shall be deleted, be of no further force and effect, and be replaced by the following:

            (d) 2002 Stock Option Grant. Hruby shall be granted (the "A4 Option Grant") an option to purchase a total of 300,000 shares of Common Stock of the Corporation at an exercise price of $2.50 per share, which shall vest with respect to 75,000 shares immediately and with respect to an additional 75,000 shares on September 1 of each of 2003, 2004 and 2005, pursuant to a Stock Option Grant Agreement in substantially the form attached hereto as Exhibit A4A. Simultaneously with the A4 Option Grant, Hruby shall surrender to the Corporation the Incentive Stock Option Grant Agreement, dated as of January 31, 2002, with respect to an option to purchase up to 50,000 shares of Common Stock of the Corporation at an exercise price of $3.94 per share (the "January Option"); and the Corporation shall cancel the January Option.

            4. Section 4 of the Existing Agreement shall be amended to add a Subsection (e) that reads as follows:

            (e) Other and Additional Compensation. The preceding sections establish the minimum compensation during the Term and shall not preclude the Board from awarding Hruby a higher salary or any bonuses or stock options in the discretion of the Board during the Term at any time, provided that, from and after the Effective Date of Amendment No. 4, any bonus amount awarded Hruby in the discretion of the Board shall not exceed 30% of Hruby's annual salary.

            5. Subsection 8(d) of the Existing Agreement shall be amended to read in its entirety as follows:

            (d) Change of Control Payment. The provision of this Subsection 8(d) set forth the terms of an agreement reached between Hruby and the Corporation regarding Hruby's rights and obligations upon the occurrence of a "Change in Control" (as hereinafter defined) of the Corporation. These provisions are intended to assure and encourage in advance Hruby's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such Change in Control. These provisions shall apply in lieu of, and expressly supersede, the provisions of Subsection 8(c) if Kruby's employment is terminated or Notice of Termination is given ninety (90) days prior to or within twelve (12) months after the occurrence of an event constituting a Change in Control.

            (i) Escrow. Within ten (10) days after the occurrence of the first event constituting a Change in Control (irrespective of whether Hruby has actual knowledge of such event), the Corporation shall place immediately negotiable funds in escrow in an amount equal to the lesser of (A) Hruby's salary and all other amounts due hereunder for the remainder of the Term, plus such additional amount as equals the "Gross Up Payment" (as hereinafter defined) thereon (the "Change of Control Amount") and (B) the amount of Hruby's annual base salary at such time. Such escrow shall be conducted pursuant to a standard escrow agreement among the Corporation, Hruby and an independent escrow agent providing for the timely payment to Hruby of the amounts hold in such escrow in the event Hruby becomes entitled thereto under the applicable provisions of this Agreement (the "Escrow Arrangement"). The Escrow Arrangement shall be maintained until the earlier of (A) twelve months and one day after the occurrence o(pound) an event constituting a Change in Control or (B) the payment to Hruby of all sums escrowed.

            (ii) Change in Control. If, within 90 days prior to, or within eighteen (18) months after the occurrence of an event constituting a Change in Control, Hruby's employment is terminated or a Notice of Termination is given for any reason other than (A) his death, (B) his Disability, or (C) by Hruby, then such termination shall be deemed to be a "Termination Due to Change in Control (herein so called), in which event the Corporation shall pay Hruby, in a lump sum, on or prior to the fifth
      (5th) day following the date of termination of the Term:

                  (A) an amount equal to the Change of Control Amount (including any Gross Up Payment); and

                  (B) Hruby's accrued and unpaid base salary.

            (iii) Stock Option Floor. Upon the occurrence of the first event constituting a Change in Control, all stock options and other stock-based grants to Hruby by the Corporation shall, irrespective of any provisions of his option agreements, immediately and irrevocably vest and become exercisable as of the date of such first event whereupon, at any time during the Option Term as defined in the option agreements, Hruby or his estate may by five (5) days' advance written notice given to the Corporation, and irrespective of whether Hruby is then employed by the Corporation or then living, and solely at the election of Hruby or his estate, require the Corporation to:

                  (A) within thirty (30) days of a request by Hruby or his estate file and cause to become effective a Form S-8 (or other appropriate form) with the Securities and Exchange Commission ("SEC') registering for resale all shares underlying stock options granted to Hruby and outstanding with all fees and expenses of such filing being paid by the Corporation; or

                  (B) allow Hruby to exercise all or any part of such Stock Options at the option prices therefor specified in the grant of the Stock Options,

            (iv) Gross Up Payment.

                  (A) Excess Parachute Payment. If Hruby incurs the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "Excess Parachute Payments" within the meaning of Section 28OG(b)(1) of the

                  Code, the Corporation will pay to Hruby an amount (the "Gross Up Payment") such that the net amount retained by Hruby, after deduction of any Excise Tax on both the Excess Parachute Payment and any federal, state and local income tax (together with penalties and interest) as well as the Excise Tax upon the payment provided for by this Subparagraph 8(d)(iv)(A), will be equal to the Change of Control Amount.

                  (B) Applicable Rates. For purposes of determining the amount of the Gross Up Payment, Hruby will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality where taxes thereon are lawfully due, net of the maximum reduction (if any) in federal income taxes that could be obtained from deduction of deductible state and local taxes.

                  (C) Determination of Gross Up Payment Amount. The determination of whether the Excise Tax is payable and the amount thereof will be based upon the opinion of tax counsel selected by Hruby and reasonably approved by the Corporation, which approval will not be unreasonably withheld or delayed. If such opinion is not finally accepted by the Internal Revenue Service (or state and local taxing authorities), then appropriate adjustments to the Excise Tax will be computed and additional Gross Up Payments will be made in the manner provided by this Paragraph 8(d)(iv).

                  (D) Payment. The Corporation will pay the estimated amount of the Gross Up Payment in cash to Hruby at the time specified in this Agreement. Hruby and the Corporation agree to reasonably cooperate in the determination of the actual amount of the Gross Up Payment. Further, Hruby and the Corporation agree to make such adjustments to the estimated amount of the Gross Up Payment as may be necessary to equal the actual amount of the Gross Up Payment, which in the case of the Corporation will refer to refunds of prior overpayments by the Corporation and in the case of Hruby will refer to additional payments to Hruby to make up for prior underpayments.

            (v) Definitions. For purposes of this paragraph 8, the following terms shall have the following meanings:

                  (A) "Change in Control" shall mean any of the following:

            (1) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                  Act) (the "Acquiring Person"), other than the Corporation, or any of its Subsidiaries or any Excluded Group (as defined herein), of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided however, that any transfer from any director or executive officer listed in the Company's Form 10-KSB for the year ended December 31, 2001 under "Security Ownership of Certain Beneficial Owners" (the "Excluded Group") will not result in a Change in Control if such transfer was part of a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

            (2) during any period of 12 consecutive months after the Effective Date of Amendment No. 4, the individuals who at the beginning of any such 12-month period constituted a majority of the Directors (the "Incumbent Non-Investor Majority") cease for any reason to constitute at least a majority of such Directors; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director and
                  (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Corporation was approved by the requisite vote of directors entitled to vote on such election or nomination in accordance with the Restated Certificate of Incorporation of the Corporation, shall, in each such case, be considered as though such individual were a member of the Incumbent Non-Investor Majority, but excluding, as a member of the Incumbent Non-Investor Majority, any such individual whose initial assumption of office, is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-2 of Regulation 14A promulgated under the Exchange

                  Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having acquired within the preceding 12 months, or proposing to acquire, beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

            (3) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of. the Corporation resulting from such reorganization, merger, or consolidation; or

            (4) the sale or other disposition of assets representing 50% or more of the assets of the Corporation in one transaction or series of related transactions not initiated or commenced by any person within the Excluded Group; or

            (5)   a "Fundamental Change in Business" as hereinafter defined; or

            (6)   a "Hostile Takeover" as hereinafter defined is declared.

            (B) "Fundamental Change in Business" shall mean that the Corporation, at any time, no longer spends at least fifty percent (50%) of its annual budget on activities related to biotechnology or pharmaceuticals.

            (C) "Hostile Takeover" shall mean any Change in Control which at any time is declared by at least a majority of the Board, directly or indirectly, to be hostile or not in the best interests of the Corporation, or in which an attempt is made (irrespective of whether successful) to wrest control away from the incumbent management of the Corporation and, with respect to which, the Board makes efforts to resist.

            (vi) Satisfactory Alternative. Notwithstanding anything to the contrary herein, Hruby shall have no rights and the Corporation shall have no obligation under this Subsection 8(d) with respect to a Termination Due to Change in Control if, prior to or simultaneously with such Termination Due to Change in Control, Hruby is offered employment within 50 miles of Albany Oregon by another business at a level of compensation equal to or greater than his compensation hereunder.

            6. The Existing Agreement shall be amended to add an Exhibit A4A thereto in the form of Exhibit A4A hereto.

            7. Any event occurring prior to the Effective Date of Amendment No. 4 that would otherwise constitute a Change of Control shall not be deemed a Change of Control for purposes of the Agreement.

            8. Neither the amendments set forth in this Amendment No. 4, nor any event that took place prior to the Effective Date of Amendment No. 4, shall be deemed to constitute a breach of the Existing Agreement by the Corporation.

                      [Signature page follows immediately.]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 as of October 1, 2002.

                                        SIGA TECHNOLOGIES, INC.


                                        By: /s/ Thomas N. Konatich
                                            ------------------------------------
                                            Name: Thomas N. Konatich
                                            Title: Acting Chief Executive
                                            Officer, Chief Financial Officer
                                            and Secretary


                                        /s/ Dennis E. Hruby
                                        ----------------------------------------
                                        Dr. Dennis E. Hruby

                                                                     EXHIBIT A4A

                             SIGA TECHNOLOGIES, INC.

                        Incentive Stock Option Agreement

                                                 Granting Date: _______ __, ____

To: Dr. Dennis E. Hruby

            We are pleased to notify you that SIGA TECHNOLOGIES, INC., a Delaware corporation (the "Company") has granted to you (the "Holder") an incentive stock option (the "Option") under the Company's Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") to purchase all or any part of an aggregate of 300,000 shares of Common Stock of the Company (the "Optioned Shares"), subject to the terms and conditions of this Agreement.

            1. Vesting, Term and Exercise of Option. Subject to the provisions of this Agreement, this Option may be exercised for up to the number of vested Optioned Shares (subject to adjustment as provided in Section 6 hereof) by you on or prior to the tenth anniversary of the Granting Date ("Last Exercise Date") at an initial exercise price (the "Exercise Price") of $2.50 per share (subject to adjustment as provided in Section 6 hereof) and all as subject to Plan and this Agreement. The Holder may exercise this Option according to the following vesting schedule: this Option shall be immediately exerciseable with respect to 75,000 Optioned Shares; this Option shall cumulatively vest with respect to 75,000 shares on each of September 1, 2003, September 1, 2004 and September 1, 2005. Any portion of the Option that you do not exercise shall accumulate and can be exercised by you any time prior to the Last Exercise Date. You may not exercise your Option to purchase a fractional share or fewer than 100 shares, and you may only exercise your Option by purchasing shares in increments of 100 shares unless the remaining shares purchasable are less than 100 shares.

            This Option may be exercised by delivering to the Secretary of the Company (i) a written Notice of Intention to Exercise in the form attached hereto as Appendix A signed by you and specifying the number of Optioned Shares you desire to purchase, (ii) payment, in full, of the Exercise Price for all such Optioned Shares in cash, certified check, surrender of shares of Common Stock of the Company having a value equal to the exercise price of the Optioned Shares as to which you are exercising this Option, provided that such surrendered shares, if previously acquired by exercise of a Company stock option, have been held by you at least six months prior to their surrender, or by means of a brokered cashless exercise. As a holder of an option, you shall have the rights of a shareholder with respect to the Optioned Shares only after they shall have been issued to you upon the exercise of this Option. Subject to the terms and provisions of this Agreement and the Plan, the Company shall use its best efforts to cause the Optioned Shares to be issued as promptly as practicable after receipt of your Notice of Intention to Exercise.

            2. Non-transferability of Option. This Option shall not be transferable and may be exercised during your lifetime only by you. Any purported transfer or assignment of this Option shall be void and of no effect, and shall give the Company the right to terminate this Option as of the date of such purported transfer or assignment. No transfer of an Option by will or by the laws of descent and distribution shall be effective unless the Company shall have been furnished with written notice thereof, and such other evidence as the Company may deem necessary to establish the validity of the transfer and conditions of the Option, and to establish compliance with any laws or regulations pertaining thereto.

            3. Certain Rights and Restrictions With Respect to Common Stock. The Optioned Shares which you may acquire upon the exercise of this Option will not be registered under the Securities Act of 1933, as amended, or under state securities laws and the resale by you of such Optioned Shares will, therefore, be restricted. You will be unable to transfer such Optioned Shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. Accordingly, you represent and warrant to the Company that all shares of Common Stock you may acquire upon the exercise of this Option will be acquired by you for your own account for investment and that you will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. The Company may place a legend to such effect upon each certificate representing Optioned Shares acquired by you upon the exercise of this Option.

            4. Disputes. Any dispute which may arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in good faith by the Board of Directors of the Company in its sole discretion, and such determination shall be binding upon all parties.

            5. Termination of Status.

            (a) This Option is a separate incentive and not in lieu of salary or other compensation. The Optioned Shares do not vest you with any right to employment with the Company, nor is the Company's right to terminate your employment in any way restricted by this Agreement. Subject to the following provisions of this Section 5, the Option will terminate upon and will not be exercisable after termination of your employment with the Company ("Employment Termination Date"). If your employment with the Company is terminated for any reason other than death or disability, this Option may not be exercised after the earlier of (i) ninety (90) days from the Employment Termination Date or (ii) the Expiration Date, and may not be exercised for more than the number of Optioned Shares purchasable under Section 1 on the Employment Termination Date.

            (b) If you die while this Option is exercisable, or within a period of three months after the Employment Termination Date, the Option may be exercised by the duly authorized executor of your last will or by the duly authorized administrator of your estate, but may not be exercised after the earlier of (i) one year from the date of your death or (ii) the Expiration Date, and may not be exercised for more than the number of Optioned Shares purchasable under Section 1 on the date of your death.

            (c) If your employment is terminated as a result of your permanent disability, this Option may not be exercised after the earlier of (i) one year from the Employment Termination Date, or (ii) the Expiration Date, and may not be exercised for more than the number of Optioned Shares purchasable under
Section 1 on the Employment Termination Date. If you die after the date your employment is terminated under the provisions of this Section 5(c) but before the Expiration Date, the provisions of Section 5(b) above shall apply.

            Permanent disability shall mean a disability described in Section 422(c)(6) of the Code. The existence of a Disability shall be determined by the Committee in its absolute discretion.

            6. Adjustments to Exercise Price and Number of Securities. If the Company shall at any time subdivide or combine the outstanding shares of Common Stock, or similar corporate events the Exercise Price and the number of shares subject to the Option shall be appropriately adjusted.

            7. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Option and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Option shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Option to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted on NASDAQ.

            8. Forfeiture of Option Gains. If at any time within one year after the exercise of all or any portion of the Option the Committee determines that the Company has been materially harmed by you, which harm either (a) results in your being terminated for Cause or (b) results from your engaging in any activity determined by the Committee, in its sole discretion, to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, violating any non-competition or similar agreements entered into with the Company or otherwise accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then upon notice from the Company to you any gain ("Gain") realized by you upon exercising such Option shall be paid by you to the Company. For purposes of this Section 8, such Gain shall be the excess of the Fair Market Value of the shares of Company Stock obtained through such exercise as of the date of option exercise over the purchase price of such shares. The Company shall have the right to offset such Gain against any amounts otherwise owed to you by the Company (including, but not limited to wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

            9. Notices.

            All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to the registered Holder of this Option, to the address of the Holder as shown on the books of the Company; or

            (b) If to the Company, to 420 Lexington Avenue, Suite 620, New York, NY 10017, or to such other address as the Company may designate by notice to the Holders.

            10. Supplements and Amendments. The Company and the Holder may from time to time supplement or amend this Agreement in any respect, provided, however, that no amendment may adversely affect your rights hereunder without your written consent.

            11. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

            12. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

            13. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof.

            14. Severabilitv. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

            15. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

            16. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered Holder of this Option any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

            17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                      [Signature page follows immediately]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dully executed, as of the day and year first written.

                                        SIGA TECHNOLOGIES, INC.


                                        By: /s/Thomas N. Konatich
                                            ------------------------------------
                                            Name: Thomas N. Konatich
                                            Title: Acting Chief Executive
                                                   Officer, Chief Financial
                                                   Officer and Secretary


                                        /s/ Dennis E. Hruby
                                        ----------------------------------------
                                        Dr. Dennis E. Hruby

                                   Appendix A

                  NOTICE OF INTENTION TO EXERCISE STOCK OPTIONS

The undersigned grantee of a SIGA Technologies, Inc. Stock Option Agreement dated as of ______________________ to purchase _________ shares of SIGA Technologies, Inc. common stock hereby gives notice of his or her intention to exercise the Stock Option (or a portion thereof) and elects to purchase shares of SIGA Technologies, Inc. common stock.

Shares should be issued in the name of the undersigned and should be sent to the undersigned at:

________________________________
________________________________
________________________________
________________________________

Dated this _____ day of ________________.

Social Security Number: ________________

Name:  _________________________________


________________________________________
Signature

INSTRUCTIONS: The exercise of these Stock Options is effective on the date the Company has received all of (1) this Notice of Intention to Exercise Stock Options, and (2) payment in full in cash of the exercise price for all shares being purchased pursuant to this Notice.